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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):

                               DECEMBER 17, 1996


                               SOURCE MEDIA, INC.
             (Exact name of registrant as specified in is charter)



          DELAWARE                   0-21894                 13-3700438
       (State or other             (Commission              (IRS Employer
       jurisdiction of             File Number)          Identification No.)
       incorporation)




           8140 WALNUT HILL LANE, SUITE 1000
                     DALLAS, TEXAS                                75231
       (Address of principal executive offices)                 (Zip Code)



              Registrant's telephone number, including area code:

                                 (214) 890-9050
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Item 2 Acquisition or Disposition of Assets

       On December 17, 1996, IT Network, Inc. ("ITN"), a wholly-owned subsidiary of Source Media, Inc., entered into an agreement to acquire certain assets of GTE Directories Corporation ("GTE"). ITN acquired certain assets of GTE which had been utilized in GTE's audiotext operations for a total of $1,800,000 in cash, $600,000 of which was paid at the time of closing with the remaining balance to be paid in two equal installments on June 15, 1997, and August 15, 1997. In particular, the acquired assets consist of various computer hardware and office equipment, office furniture, contracts, and goodwill. The unpaid purchase price is subject to a Promissory Note, Security Agreement and Financing Statement.

       In connection with GTE's disposition of certain of its audiotext operations related assets, ITN and GTE entered into various related agreements. In particular, ITN has agreed (i) to provide audiotext services to GTE, and
(ii) to serve as GTE's Sales Agent for certain advertising offered in telephone directories published by GTE. In addition, ITN has agreed to sublease from GTE certain office space which had previously been used by GTE in its audiotext business operations.

Item 7 Financial Statements and Exhibits

       (a)    Financial Statements.

              No financial statements are required.

       (b)    Exhibits.

          Exhibit 10.1 -    Sale and Transfer of Assets Agreement dated as of
                            December 17, 1996, between the Registrant and GTE
                            Directories Corporation.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  December 30, 1996                SOURCE MEDIA, INC.



                                        By: /s/ TIMOTHY P. PETERS
                                           -------------------------------------
                                           Timothy P. Peters, Chief Executive
                                           Officer



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                               INDEX TO EXHIBITS


EX. NO.                    DESCRIPTION
-------                    -----------

10.1         Sale and transfer of Assets Agreement